UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 30, 2014
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter of 2014 results was made July 31, 2014 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 30, 2014, the Board of Directors approved the extension of the term of the Executive Agreements with our executive officers Anthony Ambrose, Rajeev Gulati, and Joel Hatlen for three years from July 30, 2014.  The form of Executive Agreement was changed to provide for automatic extension of the term on each anniversary date to three years from that date unless Data I/O provides at least 60 days notice to the executive that the term will not be extended.

The Board of Directors approved entering into a letter agreement with Joel Hatlen stating his severance arrangement if his employment is terminated without cause and unrelated to a change in control, as calculated under the Data I/O Corporation severance pay program and disclosed in the 2014 proxy statement, will continue to be $134,351, even if the Data I/O severance pay program is changed.  The purpose of this letter agreement is to make Mr Hatlen's severance arrangement similar to other officer's arrangements.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2014 Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

July 31, 2014	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2014 Results

Exhibit 99.0

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports Second Quarter 2014 Results

PSV7000 ramp and operating efficiency drive strong profitability on $5.6M revenue

Redmond, WA, Thursday, July 31, 2014 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the second quarter ended June 30, 2014.

Summary

•         Net sales of $5.6 million in Q2 2014.

•         Net income of $447,000 in Q2 2014, compared to a net loss of $624,000 in Q2 2013.

•         Adjusted EBITDA excluding equity compensation was $687,000 in Q2 2014, compared to a loss of $362,000 in Q2 2013.

•         Bookings of $6.3 million in Q2 2014.

•         PSV7000 Automated Programming System leads sales growth.

•         New PSV3000 Automated Programming System introduced in Q3 for the Asian market.

“We were very pleased to report strong profits and revenue growth in Q2 led by the PSV7000,” said Anthony Ambrose, President and CEO.   “We are seeing the positive results of our plan to invest in new products while controlling overall costs to provide strong operating leverage. The PSV7000 continues to exceed bookings expectations with existing and new customers.  We won a significant automotive infotainment customer that had previously purchased from a competitor in North America.  The fully configured PSV7000 was able to complete their job faster, and at a lower total cost of programming by a significant margin.  This is a good example of how we are gaining market share and building a strong recurring revenue base.  Bookings continued their strength into July and our sales funnel has grown substantially from the start of the year.”

“We announced yesterday our new PSV3000 automated programming system with a focus on new customers in Asian markets,” said Ambrose.   “The PSV3000 is the cost effective entry point to quality Data I/O programming and will assist customers in the transition from manual to automated programming at low total cost without sacrificing quality and performance.”

Financial Results

Net sales in the second quarter of 2014 were $5.6 million up 6% compared with $5.3 million in the second quarter of 2013 and up 16% sequentially from $4.8 million in the first quarter of 2014.  Net income in the second quarter of 2014 was $447,000, or $0.06 per share, compared with net loss of $624,000 or $0.08 per share, in the second quarter of 2013.  For the second quarter of 2014, gross margin as a percentage of sales was 54.0%, compared to 55.8% in the second quarter of 2013.  Bookings in the second quarter of 2014 were $6.3 million, down 7% compared to $6.7 million in the second quarter of 2013 and up 8.5% from $5.8 million in the first quarter of 2014.  Backlog at June 30, 2014 was $2.7 million compared to $2.4 million at June 30, 2013.  Deferred revenue at June 30, 2014 was $2.1 million compared to $1.2 million at June 30, 2013.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) were earnings of $562,000 in the second quarter of 2014 compared to an EBITDA loss of $498,000 in the second quarter of 2013.  Equity compensation expense (a non-cash item) in the second quarter of 2014 and 2013 was $125,000 and $136,000, respectively.  Adjusted EBITDA excluding equity compensation were earnings of $687,000 in the second quarter of 2014, compared to a loss of $362,000 in the second quarter of 2013.

Operating expenses in the second quarter of 2014 were $2.6 million, and compared to $3.5 million, including a restructuring charge of $642,000, in the second quarter of 2013, were down $915,000, primarily due to restructure and cost control actions.

Conference Call Information

A conference call discussing the second quarter ended June 30, 2014 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (612) 332-0107, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 332479.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, wireless, consumer electronics, industrial controls, medical, and military/aerospace markets.  Today, our customers manufacture tens of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively deliver their Intellectual Property into programmable devices. Data I/O provides programming solutions for devices in any package, whether programmed in a socket or on a circuit board.  Our expertise in programmable integrated circuits, global supply chain processes, and IP management and protection helps bring innovative new products to life.  These solutions are backed by a global network of Data I/O support and service providers, assuring success for our customers.

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue,  expected margins, expected results, orders, deliveries, backlog and financial positions, as well as restructure actions, breakeven point, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

– Summary Financial Data Attached   –

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2014	2013	2014	2013

Net Sales	$5,599	$5,271	$10,418	$10,029
Cost of goods sold	2,577	2,332	4,901	4,549
Gross margin	3,022	2,939	5,517	5,480
Operating expenses:
Research and development	1,173	1,117	2,323	2,321
Selling, general and administrative	1,456	1,785	3,144	3,592
Provision for business restructuring	-	642	13	642
Total operating expenses	2,629	3,544	5,480	6,555
Operating income (loss)	393	(605)	37	(1,075)
Non-operating income (expense):
Interest income	53	56	72	74
Foreign currency transaction gain (loss)	8	(55)	27	(57)
Total non-operating income (expense)	61	1	99	17
Income (loss) before income taxes	454	(604)	136	(1,058)
Income tax (expense) benefit	(7)	(20)	(32)	(25)
Net income (loss)	$447	($624)	$104	($1,083)

Basic earnings (loss) per share	$0.06	($0.08)	$0.01	($0.14)
Diluted earnings (loss) per share	$0.06	($0.08)	$0.01	($0.14)
Weighted-average basic shares	7,814	7,762	7,801	7,756
Weighted-average diluted shares	7,899	7,762	7,892	7,756

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	Jun. 30, 2014	Dec. 31, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,220	$10,426
Trade accounts receivable, net of allowance for
doubtful accounts of $107 and $87, respectively	5,171	1,980
Inventories	3,952	3,770
Other current assets	331	395
TOTAL CURRENT ASSETS	17,674	16,571

Property, plant and equipment – net	1,090	843
Other assets	88	88
TOTAL ASSETS	$18,852	$17,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,315	$720
Accrued compensation	1,194	1,107
Deferred revenue	2,077	1,170
Other accrued liabilities	773	597
Accrued costs of business restructuring	273	723
Income taxes payable	27	10
TOTAL CURRENT LIABILITIES	5,659	4,327

Long-term other payables	236	313

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 7,843,526 shares as of June 30,
2014 and 7,786,053 shares as of December 31, 2013	18,530	18,343
Accumulated earnings (deficit)	(6,938)	(7,042)
Accumulated other comprehensive income	1,365	1,561
TOTAL STOCKHOLDERS’ EQUITY	12,957	12,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,852	$17,502

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended		Six Months Ended
	Jun. 30, 2014	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013
(in thousands)
Net Income (loss)	$447	($624)	$104	($1,083)
Interest (income) expense	(53)	(56)	(72)	(74)
Taxes	7	20	32	25
Depreciation and amortization	161	162	320	343
EBITDA earnings (loss)	$562	($498)	$384	($789)

Equity Compensation	125	136	211	206
Adjusted EBITDA earnings (loss) excluding equity compensation	$687	($362)	$595	($583)